FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2003
(date of earliest event reported October 15,2003)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

614 Chapala Street, Santa Barbara, California 93101
(Address of principal executive offices and zip code)


Registrant's telephone number:  (805) 962-2558

Item 5 - OTHER EVENTS
On January 28, 2003, Expertelligence (the "Company") announced that it conducted a previously-noticed public auction of company assets. At that auction, held at noon on October 15, 2003, at 614 Chapala Street in Santa Barbara, California, the company sold:

- the WebBase product, including all related intellectual property and computer hardware, software, and related equipment, license and customer agreements, and operating accounts;

- the 3DStockCharts product, including all related intellectual property and computer hardware, software, and related equipment, license and customer agreements, and operating accounts;

- the Advertising Commerce Network product, including all related intellectual property and computer hardware, software, and related equipment, license and customer agreements, and operating accounts;

- micellaneous office furniture and computer equiment.

All sales were made to creditors of the company, and all payment for all items was made in the form of a reduction of debt. No cash was realized from the auction.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 20, 2003
ExperTelligence, Inc.
By: /s/ William Urschel
Name: William Urschel
Title: CEO


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